Exhibit  10.45

EXECUTION VERSION

CONSENT, JOINDER AND NINTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Consent, Joinder and Ninth Amendment to Amended and Restated Loan and Security Agreement (the “Ninth Amendment”) is made as of this 2nd day of September, 2025, by and among:

SANTANDER BANK, N.A., a national bank having a place of business at 28 State Street, Boston, Massachusetts 02109 (the “Lender”);

JANEL GROUP LLC, f/k/a JANEL LOGISTICS GROUP LLC, a New York limited liability company (“Janel”), EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, a Texas limited liability company (“ELFS”), ELFS BROKERAGE LLC, a Texas limited liability company (“ELFS Brokerage”), and AIRSCHOTT, INC., a Virginia corporation (“Airschott”, and together with Janel, ELFS, and ELFS Brokerage, individually and collectively, and jointly and severally referred to herein as “Borrower”);

JANEL CORPORATION, a Nevada corporation (“Parent”), and EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, an Oklahoma limited liability company (“ELFS OK, and together with Parent, each, a “Loan Party Obligor” and collectively, the “Loan Party Obligors”);

INTERLOG USA, INC., a Minnesota corporation (“Interlog”); and

COMMERCE EXPRESS, INC., a Minnesota corporation, and a wholly owned Subsidiary of Interlog (“Commerce Express” and together with Interlog, singly and collectively, each a “New Borrower”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Party Obligors and the Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of September 21, 2021 (together with any further modifications, amendments, and restatements thereof, the “Agreement”);

WHEREAS, the Borrower and the Loan Party Obligors intend to (i) complete the Interlog Acquisition (as defined below), pursuant to which, among other things, each New Borrower shall become a Subsidiary of Janel and a Loan Party Obligor, and, (ii) prepay the Airschott Seller Note in full and terminate the Airschott Guaranty (collectively, the “Airschott Prepayment”), and in order to complete each of the foregoing, the Borrower and the other Loan Party Obligors have requested that the Lender modify and amend certain terms and conditions of the Agreement;

WHEREAS, in connection therewith, among other things, each New Borrower desires to become a party to and to be bound by the terms of the Agreement and the other Loan Documents and to become a Loan Party Obligor (each as a Borrower) in the same capacity and to the same extent as the existing Loan Party Obligors thereunder and, in connection therewith, the parties desire to amend the Agreement as set forth herein; and

WHEREAS, the Lender has agreed to modify and amend certain terms and conditions of the Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.
Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.
Amendments to Agreement.

a.
Schedule B of the Agreement (Definitions) is hereby amended as follows:

i.
By inserting the following new definitions in their correct alphabetical order:

A)
“Commerce Express” means Commerce Express, Inc., a Minnesota corporation, and a wholly owned Subsidiary of Interlog.

B)
“Future Closing Payment- Interlog” means the “Future Closing Payment” as defined in the Interlog SPA.

C)
“Future Closing Stock” means twenty percent (20%) of the issued and outstanding shares of Interlog stock.

D)
“Integration Date Payment” has the meaning given that term in the Interlog SPA.

E)
“Interlog” means Interlog USA, Inc., a Minnesota corporation.

F)
“Interlog Acquisition” means the acquisition on the Ninth Amendment Effective Date, by Janel of (i) the Interlog First Closing Stock, and (ii) Future Closing Stock, in each instance, in accordance with the provisions of the Agreement, this Ninth Amendment, and the Interlog Acquisition Documentation.

G)
“Interlog Acquisition Documentation” means the Interlog SPA, together with any other documents executed and delivered in connection therewith.

H)
“Interlog First Closing Stock” means eighty percent (80%) of the issued and outstanding shares of Interlog stock.

I)
“Interlog SPA” means that certain Stock Purchase Agreement dated as of September 2, 2025 by and among (i) Janel, as “Buyer”, (ii) Interlog, (iii) Commerce Express, and (iv) the David K. Canfield Revocable Trust u/a/d/ November 15, 2021, the Justin K. Engelmeier Revocable Trust u/a/d November 29, 2021, the Benjamin William Schwengel Revocable Trust u/a/d/ October 1, 2021, the David K. Canfield 2021 Irrevocable Trust u/a/d/ November 15, 2021, the Amanda K. Canfield 2021 Irrevocable Trust u/a/d November 15, 2021, the Justin Keith Engelmeier 2021 Irrevocable Trust u/a/d/ November 29, 2021, the Elizabeth Grace Engelmeier 2021 Irrevocable Trust u/a/d November 29, 2021, and the Benjamin William Schwengel Irrevocable Trust u/a/d December 1, 2021 (collectively, the “Sellers” and each, a “Seller”).

J)
“Ninth Amendment” means that certain Consent, Joinder and Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of the Ninth Amendment Effective Date by and among the Lender and the Borrower, and the other Loan Party Obligors (including, Interlog and Commerce Express).

K)
“Ninth Amendment Effective Date” means September 2, 2025.

b.
Amendment to Disclosure schedules. The information shown on Annex A hereto amends and restates the corresponding section of the Disclosure Schedule to the Loan Agreement and, unless explicitly amended and restated by Annex A hereto, all other information on the Disclosure Schedule in effect immediately prior to the date hereof remains unchanged.

c.
Additional Representations, Warranties and Covenants Regarding Interlog Acquisition.

In addition to the representations, warranties and covenants set forth in Article 5 of the Agreement, the Loan Party Obligors make the following representations, warranties and covenants as of the Ninth Amendment Effective Date with respect to the Interlog Acquisition, which representations, warranties and covenants are made on the terms and conditions set forth in the preamble paragraph of Article 5:

(i)
Loan Party Obligors have delivered to Lender a complete and correct copy of the Interlog Acquisition Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Interlog Acquisition Documents has been duly authorized by all necessary action on the part of Janel. Each Interlog Acquisition Document is the legal, valid and binding obligation of Janel, enforceable against such Person in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Janel is not in default in the performance or compliance with any provisions thereof. All representations and warranties made by Janel and Parent in the Interlog Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects. To the knowledge of Janel, none of the Sellers’ representations or warranties in the Interlog Acquisition Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Effect.

(ii)
No Default or Event of Default exists as of the Ninth Amendment Effective Date or would arise from the consummation of such Interlog Acquisition;

(iii)
The business acquired in connection with such Interlog Acquisition is (A) located in the United States, (B) organized under the laws of any state of the United States or the District of Columbia, and (C) Interlog and Commerce Express are each engaged in the business of non-asset based transportation logistics;

(iv)      After giving effect to the Interlog Acquisition and this Ninth Amendment, (A) Janel will own, directly, the Interlog First Closing Stock (and shall control the governance of Interlog), and will have good title to the assets acquired pursuant to the Interlog Acquisition Agreement, free and clear of all Liens other than Permitted Liens, and (B) Lender shall have a first priority Lien in all of the assets of Interlog, subject to Permitted Liens;

(v)
After giving effect to the Interlog Acquisition and this Ninth Amendment, (A) Interlog will own, directly, one hundred percent (100%) of the issued and outstanding stock of Commerce Express and shall control all of the voting interests or shall otherwise control the governance of Commerce Express, will have good title to the assets acquired pursuant to the Interlog Acquisition Agreement, free and clear of all Liens other than Permitted Liens, and (B) Lender shall have a first priority Lien in all of the assets of Commerce Express, subject to Permitted Liens;

(vi)
The Interlog Acquisition has been approved by the board of directors of Interlog;

(vii)
The Loan Party Obligors have furnished the Lender with historic financial statements of Interlog, pro forma projected financial statements of Interlog for 2025, and such other information as the Lender may reasonably require, all of which shall be reasonably satisfactory to the Agent.

(viii)
Contemporaneously with the effectiveness of this Ninth Amendment, the Interlog Acquisition has been consummated in all material respects, in accordance with all applicable laws and the Agreement and all requisite approvals by Governmental Authorities having jurisdiction over Janel, Interlog, and Commerce Express, and, to Janel’s knowledge, the Sellers, with respect to the Interlog Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lender.

3.
Additional Representations Regarding Airschott Prepayment. In addition to the representations, warranties and covenants set forth in Article 5 of the Agreement, the Loan Party Obligors warrant and represent that the outstanding principal balance of the Airschott Note is $700,000.

4.
Consents. The Loan Party Obligors have requested that the Lender provide the following consents related to the Interlog Acquisition and the Airschott Prepayment (collectively, the “Consents”), and the Lender has agreed to provide such Consents, but only on the terms and conditions set forth herein:

a.
Interlog Acquisition. By entering into this Ninth Amendment, including, without limitation, in reliance of the representations set forth herein, the Lender hereby consents to the Interlog Acquisition; provided, however, that Loan Party Obligors acknowledge and agree that (i) no payment of the Integration Date Payment shall be made if an Event of Default exists under Sections 7.1(b),(f), (g), and (h) of the Agreement, (ii) the Future Closing Payment-Interlog is subject to the provisions of clause (c) of Permitted Acquisitions with respect to the Fiscal Year in which such payment is made, (iii) payment of the Future Closing Payment-Interlog is subject to the satisfaction of the Payment Conditions, and (iv) no modification or amendment to the Interlog SPA shall be made, except, in each instance, for such amendments or other modifications required by applicable law or that are not adverse to Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five (5) Business Days prior to being effectuated. Within five (5) Business Days of the determination of the amount of the Future Closing Payment- Interlog by Janel and Sellers, Janel will provide Lender with calculations with respect thereto and evidence that Janel shall be able to satisfy the Payment Conditions prior to making such payment.

b.
Airschott Prepayment. By entering into this Ninth Amendment, including, without limitation, in reliance of the representations set forth herein, the Lender hereby consents to the Airschott Prepayment.

c.
One Time Consent. The foregoing Consents are a one-time Consents and relate solely to the Interlog Acquisition and the Airschott Prepayment and shall not be deemed to constitute an agreement by the Lender to consent to or waive any other provision of the Loan Agreement (i) in the future, or (ii) which do not relate to either of the Interlog Acquisition or Airschott Repayment.

5.
Joinder and Assumption of Obligations. As of the Ninth Amendment Effective Date, each New Borrower hereby acknowledges that it has received and reviewed a copy of the Agreement and the other Loan Documents, and hereby:

a.
joins in the execution of, and becomes a party to, the Agreement and the other Loan Documents as a Loan Party Obligor thereunder as indicated with its signature below;

b.
covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Loan Party Obligor under the Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Agreement and the other Loan Documents and was expressly named as a Loan Party Obligor therein;

c.
makes all representations, warranties, and other statements of a Loan Party Obligor under the Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Agreement and the other Loan Documents and was expressly named as a Loan Party Obligor therein;

d.
assumes and agrees to perform all applicable duties and Obligations of a Loan Party Obligor under the Agreement and the other Loan Documents; and

e.
without limiting the provisions of subparagraph (a) above, each New Borrower hereby agrees as follows:

To secure the full payment and performance of all of the Obligations, such New Borrower hereby assigns to Lender and grants to Lender a continuing security interest in all property of such New Borrower, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such New Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such New Borrower; (ii) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (v) all Investment Property, including all rights, privileges, authority, and powers of such New Borrower as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of such New Borrower as a member, equity holder or shareholder, as applicable, of each Issuer; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims; (ix) all Supporting Obligations; (x) any other property of such New Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such New Borrower’s books and records relating to any of the foregoing and to such New Borrower’s business.

6.
Ratification of Loan Documents/Waiver. Except as provided for herein, all terms and conditions of the Agreement or the other Loan Documents remain in full force and effect. Each Loan Party Obligor each hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as amended hereby, are and continue to be secured by the Collateral. Each Loan Party Obligor acknowledges and agrees that each such Loan Party Obligor does not have any offsets, defenses, or counterclaims against the Lender arising out of the Agreement or the other Loan Documents, and to the extent that any such offsets, defenses, or counterclaims arising out of the Agreement or the other Loan Documents may exist, each such Loan Party Obligor hereby WAIVES and RELEASES the Lender therefrom.

7.
Conditions to Effectiveness. This Ninth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

a.
This Ninth Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b.
New Borrower and the other Loan Party Obligors shall have executed and delivered such documents and agreements set forth on the Closing Checklist, attached hereto as Exhibit A, as required by Lender.

c.
The Borrower shall have paid to the Lender all other fees and expenses then due and owing pursuant to the Agreement and this Ninth Amendment.

d.
The Interlog Acquisition shall occur contemporaneously with the execution and delivery of this Ninth Amendment.

8.
Conditions Subsequent to Effectiveness. The Loan Party Obligors agree that, in addition to all other terms, conditions and provisions set forth in this Ninth Amendment and the other Loan Documents, including, without limitation, those conditions set forth in Paragraph 8, the Loan Party Obligors shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto:

a.
Within ninety (90) days of the Ninth Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, each New Borrower shall close the following deposit accounts or securities accounts maintained at any other financial institution and transfer any balances in such accounts to an account maintained at Lender:

i.
INTERLOG USA, INC., Alerus Financial, N.A., account ending #XXXXxxxx

ii.
COMMERCE EXPRESS, INC., Alerus Financial, N.A., account ending #XXXXxxxx

b.
Within thirty (30) days of the Ninth Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall use commercially reasonable efforts to deliver to Lender a collateral access Agreement for the following location(s):

i.
Suite 340 and Suite 350, 9380 Central Avenue NE, Blaine, Minnesota 55434

c.
Within thirty (30) days of the Ninth Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall deliver the insurance materials, including, without limitation, certificates and endorsements, required by Section 5.14 of the Loan Agreement, with respect to the insurance policies of each New Borrower.

d.
Within thirty (30) days of the Ninth Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall deliver to Lender a payoff letter from the RJS Seller together with evidence that that Airschott Prepayment has been paid and that the Airschott Guaranty has been terminated.

e.
Within five (5) Business Days of the Ninth Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall deliver to Lender a Minnesota law legal opinion with respect to (i) perfection of the Liens granted by each New Borrower to Lender and (ii) corporate and authority matters for each of the New Borrowers, which legal opinion shall be in form and substance satisfactory to Lender in its discretion.

9.
Miscellaneous.

a.
This Ninth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.
The provisions of Section 10.15 (Governing Law) and 10.16 (Consent to Jurisdiction; Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This Ninth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this Ninth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Ninth Amendment.

e.
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Ninth Amendment.

f.
The Loan Party Obligors each warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this Ninth Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Ninth Amendment.

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IN WITNESS WHEREOF, the parties have hereunto caused this Ninth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LENDER

SANTANDER BANK, N.A.

By:
Name:
Its:

BORROWERS

JANEL GROUP LLC, a New York limited liability company, as Borrower

By:
Name:	William J. Lally
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, a Texas limited liability company, as Borrower

By:
Name:	William J. Lally
Its:	Vice President

ELFS BROKERAGE LLC, a Texas limited liability company, as Borrower

By: Janel Group LLC, its Manager[1]

By:
Name:	William J. Lally
Its:	President

1Borrower counsel to confirm.

[Signature Page to Consent and Ninth Amendment to Amended and Restated Loan and Security Agreement]

AIRSCHOTT, INC., a Virginia corporation, as Borrower

By:
Name:	William J. Lally
Its:	Vice President

LOAN PARTY OBLIGORS

JANEL CORPORATION, a Nevada corporation, as Parent and an Obligor

By:
Name:	Joseph Ferrara
Its:	Chief Financial Officer

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, an Oklahoma limited liability company, as an Obligor

By:	Expedited Logistics and Freight Services LLC, a
Texas limited liability company, its manager

By:
Name:	William J. Lally
Its:	Vice President

INTERLOG USA, INC., a Minnesota corporation, as the “New Borrower”

By:
Name:
Its: President

COMMERCE EXPRESS, INC., a Minnesota corporation, as the “New Borrower”

By:
Name:
Its: President

[Signature Page to Consent and Ninth Amendment to Amended and Restated Loan and Security Agreement]

Disclosure Schedule Updates

Disclosure Schedule – 1

Exhibit A

Closing Checklist

(see attached)

Schedule A – 1